Exhibit 3.93

STATE OF SOUTH CAROLINA SECRETARY OF STATE ARTICLES OF INCORPORATION

1.	The name of the proposed corporation is	OmniCall, Inc.

2.	The initial registered office of the corporation is

430 Woodruff Road, Suite 300
Street & Number

Greenville Greenville South Carolina 29607
City County State Zip Code

and the initial registered agent at such address is:

Frank G. Rogers

3.	The corporation is authorized to issue shares of stock as follows: Complete a or b, whichever is applicable:

a. ☒	If the corporation is authorized to issue a single class of shares, the total number of shares authorized is Five Million (5,000,000) shares

b. ☐	The corporation is authorized to issue more than one class of shares:

Class of Shares	Authorized Number of Each Class

The relative rights, preferences, and limitations of the shares of each class, and of each series within a class are as follows:

4.	The existence of the corporation shall begin when these Articles are filed with the Secretary of State unless a delayed date is indicated (See §33-1-230(b)):

5.

The optional provisions which the corporation elects to include in the Articles of Incorporation are as follows: (See §33-2-102 and the applicable comments thereto; and 35-2-105 and 35-2-221 of the 1976 South Carolina Code):

6.	The name and address and signature of each incorporator is as follows (only one is required):

Name	Address	Signature

Patricia D. Rohe	300 N. Main Street, Suite 200	/s/ Patricia D. Rohe

Greenville, South Carolina 29601

7.

I,     Randolph W. Hunter  , an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of Chapter 2, Title 33 of the 1976 South Carolina Code relating to the articles of incorporation.

DATED:	April 8, 1996

/s/ Randolph W. Hunter
Signature

Randolph W. Hunter
Type or Print Name

300 North Main Street, Suite 200
Address

Greenville, South Carolina 29601
City, State, Zip

FILING INSTRUCTIONS

1.	Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2.	If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3.

The fee to be paid at the time of filing this form is $135.00 which includes the following: $10.00 filing fee for the Articles of Incorporation; $100.00 for the filing tax; $25.00 for the minimum license fee. Attach one check in the amount of $135.00 made payable to the Office of the Secretary of State to the Articles when filed.

4.	THIS FORM MUST BE ACCOMPANIED BY THE FIRST REPORT OF CORPORATIONS (See §12-19-02).

RETURN FORMS TO:	OFFICE OF SECRETARY OF STATE
Corporation Division Post Office Box 11350 Columbia, South Carolina 29211

STATE OF SOUTH CAROLINA SECRETARY OF STATE ARTICLES OF AMENDMENT

Pursuant §Section 3-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.	The name of the corporation is	OmniCall, Inc.	.

2.	On March 19, 1999 , the corporation adopted the following Amendment(s) of its Articles of Incorporation:

(Type or attach the complete text of Each Amendment)

Complete text of each amendment is attached hereto and incorporated herein by reference.

3.

The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert “not applicable” or “NA”).

Not Applicable

4.	Complete either a or b, whichever is applicable.

a.	☒ Amendment(s) adopted by shareholder action.

At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

Voting Group	Number of Outstanding Shares	Number of Votes Entitled to be Cast	Number of Votes Represented at the meeting	Number of Undisputed* Shares Voted
				For	Against

Common	10,000,000	10,000,000	10,000,000	10,000,000	– 0 –

*NOTE:

Pursuant to Section 33-10-106(6)(i), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.

b. ☐	The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to §33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code as amended, and shareholder action was not required.

5.	Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See §33-1-230(b)):

DATE March 19, 1999		OmniCall, Inc.
(Name of Corporation)

	By:	/s/ Larry K. Long
(Signature)

Larry K. Long, President
(Type or Print Name and Office)

FILING INSTRUCTIONS

1.	Two copies of this form, the original and either a duplicate original or a comformed copy, must by filed.

2.	If the space in this form in insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3.	Filing fees and taxes payable to the Secretary of State at time of filing application.

Filing Fee	$10.00
Filing tax	100.00
Total	$110.00

RETURN FORM(S) TO:

Office of the Secretary of State
Corporations Division
P.O. Box 11350
Columbia, S.C. 29211	Form Approved by South Carolina
Secretary of State 1/89

Attachment to Articles of Amendment to Articles of Amendment of

OmniCall, Inc.

Text of Each Amendment Adopted

Paragraph 3 of the Corporation’s Articles of Incorporation is hereby amended to now read as follows:

3.	The corporation is authorized to issue shares of stock as follows:

Complete a or b, whichever is applicable:

a.	☐ If the corporation is authorized to issue a single class of shares, the total number of shares authorized is

b.	☒ The corporation is authorized to issue more than one class of shares:

Class of Shares	Authorized Number of Each Class

Common	Fifty Million (50,000,000) Shares

Preferred	Ten Million (10,000,000) Shares

The relative rights, preferences, and limitations of the shares of each class, and of each series within a class are as follows:

Common Shares - Unless the Articles of Incorporation of the Corporation provide otherwise, the holders of shares of common stock of the Corporation shall have those rights and preferences granted to shareholders of corporations generally under the South Carolina Business Corporation Act of 1988, as amended.

Preferred Shares - The rights, preferences and limitations with respect to preferred stock of the Corporation shall be determined by the Board of Directors of the Corporation prior to the issuance of such shares

Page 1 of 2 Pages

Paragraph 5 of the Corporation’s Articles of Incorporation is hereby amended to now read as follows:

5.

The optional provisions which the corporation elects to include in the Articles of Incorporation are as follows: (See §33-2-102 and the applicable comments thereto; and 35-2-105 and 35-2-221 of the 1976 South Carolina Code):

Shareholders’ Preemptive Rights The Corporation elects not to have preemptive rights.

Voting for Directors; Cumulative Voting. The Directors of the Corporation shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present of the voting group entitled to participate in the election; however, in no event shall a Shareholder have the right to cumulate his votes in any election of directors.

Terms of Class Determined by Board of Directors. The Board of Directors of the Corporation is empowered, without approval of the Corporation’s shareholders, to cause up to Ten Million (10,000,000) shares of Preferred Stock to be issued and to divide said shares into series as it may deem appropriate. The Board of Directors is further empowered and directed to establish the preferences, limitations, and relative rights, including voting rights, with respect to said shares and/or series.

Page 2 of 2 Pages

STATE OF SOUTH CAROLINA
SECRETARY OF STATE

NOTICE OF CHANGE OF REGISTERED OFFICE
OR REGISTERED AGENT OR BOTH
OF A SOUTH CAROLINA
OR FOREIGN CORPORATION

TYPE OR PRINT CLEARLY IN BLACK INK

Pursuant to Sections 33-5-102 and 33-15-108 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation submits the following information.

1.	The name of the corporation is OmniCall, Inc.

2.	The corporation is (complete either a or b, whichever is applicable):

a.	a domestic corporation incorporated in South Carolina on 05/02/1996 ; or

b.	a foreign corporation incorporated in		on		, and
		State		Date

authorized to do business in South Carolina on		.
Date

3.	The street address of the present registered office in South Carolina is 2 Office Park Court, Ste. 103

        Street & Number

in the city of             Columbia            , South Carolina             29223            .

      Zip Code

4.	If the current registered agent’s office is to be changed, the street address to which its registered office is

to be changed is 2 Office Park Court, Suite 103         in the city of Columbia                 South

        Street Address

Carolina                 29223

Zip Code

5.	The name of the present registered agent is National Registered Agents, Inc.

6.	If the current registered agent is to be changed, the name of the successor registered agent is

C T Corporation System                                                                                                                                               .

* I hereby consent to the appointment as registered agent of the corporation:

C T Corporation System

By:	/s/ Sharon R. Kresz	Sharon R. Kresz Assistant Secretary
Signature of New Registered Agent

7.	The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

8.	Unless a delayed date is specified, this will be effective upon acceptance for filing by the Secretary of State (See Section 33-1-230(b) of the 1976 South Carolina Code of Laws, as amended .

* Pursuant to Sections 33-5-102(5) and 33-5-108(5) of the 1976 South Carolina Code of Laws, as amended, the written consent of the registered agent may be attached to this form.

OmniCall, Inc.
Name of Corporation

Date	12/28/2010	OmniCall, Inc.
Name of Corporation

/s/ Allison B. Fisher
Signature

Allison B. Fisher, Secretary
Type or Print Name and Title

FILING INSTRUCTIONS

1.	Two copies of this form, the original and either a duplicate original or a conformed copy must be filed.

2.	Filing Fee (payable to the Secretary of State at the time of filing this document) – $10.00

3.

Pursuant to Section 33-5-102(b) of the 1976 South Carolina Code of Laws, as amended, the registered agent can file this when the only change is the street address of the registered office. In this situation, the following statement should be typed on the form above the registered agent’s signature: “The corporation has been notified of this change.” In this case the filing fee is $2.00.

Return to:	Secretary of State
P.O. Box 11350 Columbia, SC 29211